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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 2003 relating to the financial statements and financial statement schedules of New Plan Excel Realty Trust, Inc., which appears in New Plan Excel Realty Trust, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York
May 30, 2003

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS